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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                                  13-2740599
                ------------                               ------------
    (State of incorporation or organization)             (I.R.S. Employer
                                                         Identification No.)

        4 World Financial Center
           New York, New York                                 10080
      ----------------------------                          ---------
(Address of principal executive offices)                    (Zip Code)

If this form relates to the registration of        If this form relates to the
a class of securities pursuant to                  registration of  a class of
Section 12(b) of the Exchange Act and              securities pursuant to
is effective pursuant to General                   Section 12(g) of the Exchange
Instruction A.(c), please check the                Act and is effective pursuant
following box. [X]                                 to General Instruction A.(d),
                                                   please check the following
                                                   box.  [_]

Securities Act registration statement file number to which this form relates:
  333-83374
-------------

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
     -------------------                         ------------------------------

Callable Market Index Target-Term                American Stock Exchange
Securities(R) due May   , 2009 Linked
to the Amex Defense Index/SM/

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.
"Amex Defense Index/SM/" is a service mark of the American Stock Exchange and has been licensed for use for certain purposes by Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Callable MITTS(R) Securities are not sponsored, endorsed, sold or promoted by the American Stock Exchange.

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Item 1.           Description of Registrant's Notes to be Registered.
                  --------------------------------------------------


                  The description of the general terms and provisions of the Callable Market Index Target-Term Securities(R) ("Callable MITTS(R)") due May , 2009 linked to the Amex Defense Index/SM/ to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated May 2, 2002, and the Prospectus dated April 1, 2002, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-83374 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.           Exhibits.
                  --------

             99 (A) Preliminary Prospectus Supplement dated May 2, 2002, and Prospectus dated April 1, 2002, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

             99 (B)        Form of Note.

             99 (C)        Copy of Indenture between Merrill Lynch & Co., Inc.
                           and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, dated as of April 1, 1983, as amended and restated.*

                  Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.


* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           MERRILL LYNCH & CO., INC.




                                           By:    /s/ Judith A. Witterschein
                                               ---------------------------------
                                                    Judith A. Witterschein
                                                          Secretary

Date: May 28, 2002

                                       3

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549














                            MERRILL LYNCH & CO., INC.














                                    EXHIBITS
                                       TO
                           FORM 8-A DATED MAY 28, 2002

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                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
----------

99 (A)            Preliminary Prospectus Supplement dated
                  May 2, 2002, and Prospectus dated
                  April 1, 2002 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)            Form of Note.

99 (C)            Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and JPMorgan Chase Bank, formerly
                  The Chase Manhattan Bank, dated as of
                  April 1, 1983, as amended and restated.*


* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.